                                                                  EXHIBIT 99

CONTACT:  Ralph J. Vaclavik
          President Casinos, Inc.
          St. Louis, Missouri 63102
          314-622-3018
                                                       FOR IMMEDIATE RELEASE

                             PRESIDENT CASINOS, INC.
                        ANNOUNCES FIRST QUARTER RESULTS

ST. LOUIS, MISSOURI, July 14, 2003 -- President Casinos, Inc. (OTC:PREZ) today announced results of operations for the first quarter ended May 31, 2003.

For the first quarter ended May 31, 2003, the Company reported net income of $0.4 million, or $0.07 per share, compared to a net loss of $2.7 million, or $0.53 per share, for the first quarter ended May 31, 2002. Revenues for the first quarter ended May 31, 2003 were $32.1 million, compared to revenues of $33.4 million for the first quarter ended May 31, 2002. The increase in income is primarily the result of a $2.7 million decrease in interest expense resulting from the June 20, 2002 voluntary petition under Chapter 11 of the Bankruptcy Code, whereby the noteholders of the Senior Exchange Notes and the Secured Notes were deemed by management to be undersecured and as a result, interest ceased to accrue as of the date thereof.

Expense reductions in Biloxi offset a $0.4 million decline in revenue, resulting in a $0.2 million increase in Biloxi's operating income. Cost controls in St. Louis partially offset a $0.9 million decrease in revenue limiting the reduction of operating income to $0.2 million. In addition, corporate administrative costs were reduced by $0.3 million for the same period. These factors resulted in an increase of operating income to $2.5 million for the period ending May 31, 2003 from $2.2 million for the period ending May 31, 2002, resulting in a positive increase in operating income of $0.3 million.

President Casinos, Inc. owns and operates dockside gaming facilities in Biloxi, Mississippi and downtown St. Louis, Missouri, north of the Gateway Arch.

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, lender cooperation, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein. Additional information concerning potential factors that could affect the Company's financial condition, results of operations and expansion projects is included in the filing of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2003.

                              - Tables Follow -

                           PRESIDENT CASINOS, INC.
                            FINANCIAL HIGHLIGHTS
                    (in thousands except per share data)



                                                    THREE MONTHS ENDED
                                                          MAY 31,
                                                      2003       2002
                                                     ------     ------

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Total operating revenues........................   $ 32,099    $ 33,381
Operating costs and expenses....................     29,553      31,173
                                                   ---------   ---------
    Operating income............................      2,546       2,208
                                                   ---------   ---------
Other income (expense):
  Loss on disposal of assets....................        (30)        (23)
  Reorganization costs..........................       (506)       (218)
  Interest expense, net.........................     (1,062)     (3,760)
                                                   ---------   ---------
    Other income (expense)......................     (1,598)     (4,001)
                                                   ---------   ---------
Income (loss) before minority interest
  and discontinued operations...................        948      (1,793)
Minority interest...............................        341         315
                                                   ---------   ---------
Income (loss) from continuing operations........        607      (2,108)
                                                   ---------   ---------
Loss from discontinued operations * ............       (247)       (575)
                                                   ---------   ---------
       Net income (loss)........................   $    360    $ (2,683)
                                                   =========   =========

Basic and diluted net income (loss) per
  share from continuing operations..............   $   0.12    $  (0.42)

Basic and diluted loss per share
  from discontinued operations..................      (0.05)      (0.11)
                                                   ---------   ---------
Basic and diluted net income (loss) per share...   $   0.07    $  (0.53)
                                                   =========   =========
Weighted average basic and dilutive
   shares outstanding...........................      5,033       5,033


* The Company sold one of two vessels accounted for in its leasing segment during May 2003 and the second vessel is being foreclosed on by the lender which holds a Preferred First Fleet Mortgage collateralizing debt owed to the lender. With the disposal of both vessels, representing the significant portion of assets of the segment, the segment is accounted for as discontinued operations in accordance with the Financial Accounting Standards Board SFAS No. 144 "Accounting for the Impairment and Disposal of Long-Lived Assets."

                           PRESIDENT CASINOS, INC.
                            FINANCIAL HIGHLIGHTS
                    (in thousands except per share data)

SELECTED STATEMENTS OF OPERATIONS DATA

                                                    THREE MONTHS ENDED
                                                          MAY 31,
                                                      2003       2002
                                                     ------     ------
Net Revenues:
  St. Louis operations..........................   $ 19,044    $ 19,895
  Biloxi operations.............................     13,055      13,486
                                                   ---------   ---------
    Total net revenues..........................   $ 32,099    $ 33,381
                                                   =========   =========

Operating Income:
  St. Louis operations..........................   $  1,854    $  2,025
  Biloxi operations.............................      1,446       1,245
                                                   ---------   ---------
    Casino and hotel operations.................      3,300       3,270
  Corporate administration......................       (754)     (1,062)
                                                   ---------   ---------
    Total operating income......................   $  2,546    $  2,208
                                                   =========   =========

SELECTED BALANCE SHEET DATA

                                                     MAY 31,     FEBRUARY 28,
                                                      2003           2003
                                                     -------        ------

  Cash and cash equivalent.......................    $ 17,250      $ 16,120
  Restricted cash and short-term investments.....       2,576         6,016
  Current assets.................................      26,697        26,755
  Assets of discontinued operations..............       2,005         2,349
  Current liabilities............................      11,137        58,429
  Long-term liabilities..........................      45,429           --
  Liabilities subject to compromise..............     110,570       111,340
  Minority interest..............................       1,021           679
  Stockholders' deficit..........................     (49,254)      (49,614)


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